Exhibit 99.1

EQT Announces $3.5 Billion Midstream Joint Venture
with Blackstone Credit & Insurance

PITTSBURGH, November 25, 2024 /PRNewswire/ -- EQT Corporation (NYSE: EQT) announced today that it has entered into a definitive agreement with funds managed by Blackstone Credit & Insurance (“BXCI”), to form a new midstream joint venture (the “JV”) consisting of EQT’s ownership interest in high quality contracted infrastructure assets: (i) Mountain Valley Pipeline, LLC – Series A, (ii) FERC regulated transmission and storage assets, and (iii) the Hammerhead Pipeline.(1)

Under the terms of the agreement BXCI will provide EQT $3.5 billion of cash consideration in exchange for a non-controlling common equity interest in the JV. The investment implies a total JV valuation of approximately $8.8 billion, or 12x EBITDA.(2) The JV provides EQT with a large-scale equity capital solution at an accretive cost of capital. Additionally, EQT will retain the rights to growth projects associated with the assets contributed to the JV, including the planned Mountain Valley Pipeline (“MVP”) expansion and the MVP Southgate project.

EQT plans to use proceeds from this transaction to pay down its term loan and revolving credit facility and redeem and tender for senior notes. Pro-forma for this transaction, along with the recent announcement of the divesture of its remaining non-operated assets in northeast Pennsylvania, EQT expects to exit 2024 with approximately $9 billion of net debt.(3)

EQT has posted a presentation to its investor relations website with more details on the transaction.

EQT President and CEO Toby Z. Rice stated, "This transaction underscores the ultra-high-quality nature of EQT’s regulated midstream assets, which service one of the strongest power demand growth regions in the United States underpinned by long-term contracts with the region’s leading utilities. Importantly, through this joint venture EQT preserves the benefits of the Equitrans acquisition by retaining the long-term value from synergy capture and growth projects. We look forward to working with Blackstone to optimize the value of these assets and together explore strategic opportunities across its leading portfolio of energy, power and digital infrastructure in the years ahead."

EQT Chief Financial Officer Jeremy Knop stated, “Blackstone is a leader in providing capital solutions to large corporations and we are thrilled to partner with them in this unique transaction, crafting a tailor-made equity financing solution at a price significantly below EQT’s equity cost of capital while preserving key tax attributes. When we announced the Equitrans acquisition earlier this year, we made an unwavering commitment to debt reduction. We have now delivered on that promise, with announced divestitures to date totaling $5.25 billion of projected cash proceeds, above the high-end of our $3-$5 billion asset sale target, and several quarters ahead of schedule.”

Robert Horn, Global Head of Infrastructure & Asset-Based Credit at BXCI stated, “EQT is one of the leading energy and infrastructure companies in North America, and we are delighted to partner with them on this transaction and future growth. The transaction highlights Blackstone’s focus on providing large scale and flexible high-grade capital solutions to the world’s leading corporations.”

Rick Campbell, Managing Director at BXCI, added, “These critical midstream assets benefit from strong tailwinds as demand for energy, particularly natural gas, continues to grow. Blackstone’s scale and expertise in this high conviction sector allowed us to create what we believe is a compelling opportunity for both EQT and our investors.”

The transaction is subject to customary closing adjustments, required regulatory approvals and clearances, and is expected to close in the fourth quarter of 2024.

(1)	The Hammerhead Pipeline is a 1.6 billion cubic feet per day gathering header pipeline primarily designed to connect natural gas produced in Pennsylvania and West Virginia to MVP, Texas Eastern Transmission and Eastern Gas Transmission.
(2)	JV valuation derived by dividing projected 2025-2029 average JV free cash flow by target return. EBITDA multiple derived by dividing JV valuation by projected 2025-2029 average JV EBITDA.
(3)	A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Advisors

RBC Capital Markets, LLC acted as financial advisor to EQT. Kirkland & Ellis LLP is serving as EQT's legal counsel on the transaction.

Citi acted as financial advisor to Blackstone. Milbank LLC is serving as Blackstone’s legal counsel on the transaction.

EQT Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

Blackstone Contact

Thomas Clements

Senior Vice President, Public Affairs

646.482.6088

Thomas.Clements@blackstone.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. To learn more, visit eqt.com.

About Blackstone Credit & Insurance

Blackstone Credit & Insurance (“BXCI”) is one of the world’s leading credit investors. Our investments span the credit markets, including private investment grade, asset based lending, public investment grade and high yield, sustainable resources, infrastructure debt, collateralized loan obligations, direct lending and opportunistic credit. We seek to generate attractive risk-adjusted returns for institutional and individual investors by offering companies capital needed to strengthen and grow their businesses. BXCI is also a leading provider of investment management services for insurers, helping those companies better deliver for policyholders through our world-class capabilities in investment grade private credit.

Non-GAAP Disclosures

This news release includes the non-GAAP financial measure described below. The non-GAAP measure is intended to provide additional information only and should not be considered as an alternative to, or more meaningful than total debt or any other measure calculated in accordance with GAAP. Certain items excluded from the non-GAAP measure are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure, and historic costs of depreciable assets.

Net Debt

Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, revolving credit facility borrowings, term loan facility borrowings and senior notes. The Company's management believes net debt provides useful information to investors regarding the Company's financial condition and assists them in evaluating the Company's leverage since the Company could choose to use its cash and cash equivalents to retire debt.

The Company has not provided a reconciliation of projected net debt to projected total debt, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project total debt for any future period because total debt is dependent on the timing of cash receipts and disbursements that may not relate to the periods in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy and therefore cannot reasonably determine the timing and payment of credit facility borrowings or other components of total debt without unreasonable effort. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items that impact reconciling items between certain of the projected total debt and projected net debt, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the distinction between cash on hand as compared to credit facility borrowings are too difficult to accurately predict. Therefore, the Company is unable to provide a reconciliation of projected net debt to projected total debt, without unreasonable effort.

Cautionary Statements Regarding Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation (“EQT”) and its consolidated subsidiaries (collectively, the “Company”), including expectations regarding the Company’s year-end net debt; guidance regarding the proposed JV; the governance, operating and financial terms of the JV, and the anticipated closing date thereof, if at all; statements regarding potential future growth projects, including regarding the planned MVP expansion and MVP Southgate project; and EQT’s intended use of the proceeds from the contribution of assets to the JV and other monetization transactions.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company's control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (“NGLs”) and oil; operational risks and hazards incidental to the gathering and transmission and storage of natural gas as well as unforeseen interruptions; cybersecurity risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company's exploration and development plans, including as a result of supply chain and inflationary pressures; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company's ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company's joint venture arrangements, including the proposed JV; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; risks related to the Company's ability to integrate the operations of Equitrans in a successful manner and in the expected time period and the possibility that any of the anticipated benefits and projected synergies of the Equitrans Midstream Merger will not be realized or will not be realized within the expected time period; and disruptions to the Company's business due to acquisitions, divestitures and other strategic transactions. These and other risks are described under the "Risk Factors" section in EQT's Annual Report on Form 10-K for the year ended December 31, 2023, the "Risk Factors" section included in EQT's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and other documents EQT files from time to time with the Securities and Exchange Commission (the “SEC”).

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.